CERTIFICATE OF DESIGNATIONS OF
                            SERIES A PREFERRED STOCK

                                       OF

                              CERPROBE CORPORATION

It is hereby certified that:

         1. The name of the Corporation (hereinafter called the "Corporation") is CerProbe Corporation, a Delaware corporation.

         2. The certificate of incorporation of the Corporation authorizes the issuance of Ten Million (10,000,000) shares of preferred stock of a par value of Five Cents ($.05) per share and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions to establish the relative rights, preferences and limitations of each series to be issued.

         3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A issue of Preferred Stock:

         RESOLVED, that One Thousand (1,000) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series A Preferred Stock, $.05 par value per share, and shall possess the rights and privileges set forth below:

         Section 1. Designation and Amount. The shares of such Series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 1,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants, if any, to acquire shares of Series A Preferred Stock or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2. Rank. The Series A Preferred Stock shall rank: (i) on parity with all of the Corporation's Series A Preferred Stock, (ii) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Preferred Stock (collectively, the "Senior Securities"); (iii) prior to all of the Corporation's Common Stock, par value $.05 per share ("Common Stock"); (iv) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series A Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); (v) on parity with any class or series of capital stock of the Corporation hereafter
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
created specifically ranking by its terms on parity with the Series A Preferred Stock ("Parity Securities"), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

         Section 3. Dividends. The Series A Preferred Stock will bear no dividends, and the holders of the Series A Preferred Stock ("Holders") shall not be entitled to receive any dividends on the Series A Preferred Stock.

         Section 4.  Liquidation Preference.

                           (a) In the event of any  liquidation,  dissolution or
winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of Series A Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Certificate of Incorporation or any certificate of designations of preferences, and prior and in preference to any distribution to Junior Securities but in parity with any distribution of Parity Securities, an amount per share equal to the sum of (i) $10,000 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price"), and (ii) an amount equal to 6% of the Original Series A Issue Price per annum for the period that has passed since the date of issuance by the Corporation of any Series A Preferred Stock (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds thus distributed among the Holders of the Series A Preferred Stock and the Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series A Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the Holders of the Series A Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation and any certificate of designations of preferences.

                           (b) CerProbe Corporation will give the Holders of the
Series A Preferred Stock thirty (30) business days notice of any sale, conveyance or disposition of all or substantially all of the assets of the Corporation and the Holders of the Series A Preferred Stock will have the right during the thirty (30) business day period to convert (notwithstanding the 45 day, 75 day, 105 day and 135 day holding requirements set forth in Section 5(a) hereof), or continue to hold the Series A Preferred Stock; provided, however, that, (i) the Holders may not convert anytime on or before the fortieth (40th) day following the Last Closing Date (as hereinafter defined); and (ii) a consolidation or merger of the Corporation with or into any other corporation or corporations shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4, but instead shall be treated pursuant to
Section 5 hereof.

         Section 5. Conversion. The record Holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):
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                           (a) Right to Convert.  Each record Holder of Series A
Preferred Stock shall be entitled (at the times and in the amounts set forth below), and, subject to the Corporation's rights of redemption set forth in
Section 6(a), Section 6(b) and Section 6(c) hereof, at the office of the transfer agent for the Series A Preferred Stock (currently American Securities
Transfer, Inc. and any successor thereto, the "Transfer Agent"), to convert portions of the Series A Preferred Stock held by such Holder (but only in multiples of $10,000) into that number of fully-paid and non-assessable shares of Common Stock at the Conversion Rate, as defined below. Each record Holder of Series A Preferred Stock shall be entitled to convert up to one-fourth (1/4) of the shares of Series A Preferred Stock held by such Holder beginning 45 days following the Last Closing Date, an additional one-fourth (1/4) of the shares of Series A Preferred Stock held by such Holder beginning 75 days following the Last Closing Date, an additional one-fourth (1/4) of the shares of Series A Preferred Stock held by such Holder beginning 105 days following the Last Closing Date, and may convert any remaining Series A Preferred Stock beginning 135 days following the Last Closing Date, at the office of the Transfer Agent
for  the  Series  A  Preferred  Stock,   into  that  number  of  fully-paid  and
non-assessable  shares  of  Common  Stock  of  the  Corporation   calculated  in
accordance with the following formula (the "Conversion Rate"):

Number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock
                          = (.06) (N/365) (10,000) + 10,000
                             ------------------------------
                                    Conversion Price
where,
         o N = the number of days between (i) the date that, in connection with the consummation of the initial sale of the shares of Series A Preferred Stock from the Corporation, the escrow agent first had in its possession funds representing full payment for the shares of Series A Preferred Stock for which conversion is being elected , and (ii) the applicable Date of Conversion for the shares of Series A Preferred Stock for which conversion is being elected, and

         o Conversion Price = the lesser of (x) $16.55 (being 110% of the average Closing Price, as that term is defined below, for the five trading days ending on December 22, 1995, which average Closing Price was $15.05) (the "Fixed Conversion Price"), or (y) X times the average Closing Price, as that term is defined below, of the Corporation's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, where X shall equal .90 + (1- (the average Closing Price of the Corporation's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, divided by the average Closing Price of the Corporation's Common Stock for the fifteen (15) trading days immediately preceding the Date of Conversion); provided that, in no event shall X be less than .90 or greater than 1.0.
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         For purposes  hereof,  the term "Closing  Price" shall mean the closing price on the over-the-counter market as reported by NASDAQ, or if then traded on a national securities exchange or the National Market System, the mean of the high and low prices on the principal national securities exchange or the National Market System on which it is so traded.

         For purposes hereof, the term "Last Closing Date" shall be the date of the last Closing of the sale and purchase of the Series A Preferred Stock.

                           (b)  Mechanics  of  Conversion.  In order to  convert
Series A Preferred Stock into full shares of Common Stock, the Holder shall (i) fax, prior to Midnight, Mountain Standard Time (the "Conversion Notice Deadline") on the Date of Conversion specified on the Notice of Conversion, a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Transfer Agent with a copy to the Corporation (at its principal executive office), which notice shall specify the number of shares of Series A Preferred Stock to be converted and shall contain a calculation of the Conversion Rate (together with a copy of the first page of each certificate to be converted), and (ii) surrender the original certificate or certificates therefor, duly endorsed, and the original Notice of Conversion, no later than 12 Midnight Mountain Standard Time, the next business day, to a common courier for either overnight or 2-day delivery to the office of the Transfer Agent for the Series A Preferred Stock; provided, however, that neither the Corporation nor the Transfer Agent shall be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Series A Preferred Stock are delivered to the Transfer Agent as provided above, or the Holder notifies the Transfer Agent (with a copy of such notice to the Corporation) that such certificates have been lost, stolen or destroyed and executes and delivers to the Corporation an agreement in form and content satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                                    (i)  Lost  or  Stolen   Certificates.   Upon
receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a certificate or certificates ("Stock Certificates") representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security in form and content satisfactory to the Corporation, and upon surrender and cancellation of the Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Stock Certificate(s) of like tenor and date.

                                    (ii)   Issuance   of   Common   Stock.   The
Corporation shall use its best commercially practicable efforts to issue and deliver, within three (3) business days after receipt by the Transfer Agent of such certificates, or after receipt of such agreement and indemnification, as provided for herein, to such Holder of Series A Preferred Stock at the address of the Holder on the books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

                                    (iii) No  Fractional  Shares.  No fractional
shares of Common Stock shall be issued upon conversion of this Series A Preferred Stock. If any conversion of
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
the Series A Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be rounded to the nearest whole share. In the case of a dispute as to the calculation of the Conversion Rate, the Corporation's calculation shall be deemed conclusive absent manifest error.

                                    (iv) Date of  Conversion.  The date on which
conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Transfer Agent, with a copy to the Corporation, before midnight, Mountain Standard Time, on the Date of Conversion, and (ii) that the original Stock Certificates representing the shares of Series A Preferred Stock to be converted are surrendered by depositing such certificates by either overnight courier or 2-day courier, as provided above, and received by the Transfer Agent within five (5) business days thereafter. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Stock Certificates representing the Series A Preferred Stock to be converted are not received by the Transfer Agent, with a copy to the Corporation, within five (5) business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Transfer Agent, with a copy to the Corporation, prior to the Conversion Notice Deadline, the Notice of Conversion, without further act or action being required by the Corporation, shall be null and void.

                                    (v) Converted Shares No Longer  Outstanding.
Following conversion of shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

                           (c)  Reservation of Stock  Issuable Upon  Conversion.
The Corporation shall from time to time reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (d)    Automatic    Conversion.    Subject   to   the
Corporation's rights of redemption set forth in Section 6(a), Section 6(b) and Section (c) hereof, each share of Series A Preferred Stock outstanding on December 29, 1997 automatically, without the necessity of any action by either the Holder of the Series A Preferred Stock or the Corporation, shall be converted into Common Stock on such date at the Conversion Price then in effect (calculated in accordance with the formula in Section 5(a) above), and December 29, 1997 shall be deemed the Date of Conversion with respect to such conversion.

                           (e)      Adjustment to Conversion Rate.

                                    (i) If,  prior to the  conversion  of all of
the Series A Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Rate shall be proportionately adjusted, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Rate shall be proportionately adjusted.

                                    (ii)  If,  prior  to the  conversion  of all
Series A Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, or other property, then the Holders of Series A Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series A Preferred Stock held by such Holders had such merger, consolidation, exchange of share, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate and of the number of shares issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. So long as shares of the Series A Preferred Stock are issued and outstanding, the Corporation shall not effect any transaction described in this subsection 5(e) unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Holders of the Series A Preferred Stock such shares of stock and/or securities or other property as, in accordance with the foregoing provisions, the Holders of the Series A Preferred Stock may be entitled to receive upon conversion of the Series A Preferred Stock.

                                    (iii) If any  adjustment  under this Section
5(e) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be rounded to the nearest whole share.

         Section 6.  Cash Redemption by Corporation.

                           (a)  Corporation's  Right to Redeem  Upon  Receipt of
Notice of Conversion. The Corporation shall have the unconditional right, in its sole discretion, upon receipt of a Notice of Conversion pursuant to Section 5, to redeem in whole or in part any Series A Preferred Stock submitted for conversion, immediately prior to conversion. If the Corporation elects to redeem some, but not all, of the Series A Preferred Stock submitted for conversion, the Corporation shall redeem from among the Series A Preferred Stock submitted by the various Holders thereof for conversion on the applicable date, a pro-rata amount from each Holder so submitting Series A Preferred Stock for conversion. The Corporation shall effect each such redemption by giving notice ("Notice of Redemption Upon Receipt of Notice of Conversion") of its election to redeem, by facsimile by the close of business on the second business day following receipt of a Notice of Conversion from a Holder, with a copy by 2- day courier, to (A) the Holders of Series A Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Corporation's register for the Series A Preferred Stock and (B) the Transfer Agent. Such Notice of Redemption Upon Receipt of Notice of Conversion shall indicate the number of shares of Holder's Series A Preferred Stock that have been selected for redemption, the Date of Redemption Upon Receipt of Notice of Conversion (as defined below) and the applicable Redemption Price Upon Receipt of Notice of Conversion (as defined below). If the Notice of Redemption Upon Receipt of Notice of Conversion is not received within the times specified above or does not meet the conditions specified above, the Notice of Redemption Upon Receipt of Notice of Conversion shall become null and void (unless otherwise agreed in writing by the Holder). The Corporation shall not be entitled to send any Notice of Redemption Upon Receipt of Notice of Conversion and begin the redemption procedure unless it has (i) the full amount of the Redemption Price Upon Receipt of Notice of Conversion, in cash, available in a demand or other immediately available account in a bank or similar financial institution, or (ii) immediately available credit facilities, in the full amount of the Redemption Price Upon Receipt of Notice of Conversion, with a bank or similar financial institution on the date the Notice of Redemption Upon Receipt of Notice of Conversion is sent to the applicable Holder.

         The Redemption Price Upon Receipt of Notice of Conversion per share of Series A Preferred Stock shall equal the Closing Price on the Date of Conversion for such shares, multiplied by the number of shares of Common Stock that would otherwise have been issuable had the shares of Series A Preferred Stock redeemed been converted on the Date of Conversion as to such shares. For the purposes of the above, "Closing Price" and "Date of Conversion" shall have the meanings set forth in Section 5. The "Date of Redemption Upon Notice of Conversion" shall be deemed to be the Date of Conversion (as that term is defined in Section 5(b) above).

         The Redemption Price Upon Receipt of Notice of Conversion shall be paid to the Holder of Series A Preferred Stock redeemed within 10 business days of the delivery of the Notice of Redemption Upon Receipt of Notice of Conversion to such Holder; provided,
                                  Page 7 of 12
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however,  that the Corporation  shall not be obligated to deliver any portion of the Redemption Price Upon Receipt of Notice of Conversion unless either the certificates evidencing the Series A Preferred Stock redeemed are delivered to the Transfer Agent as provided in Section 5(b), or the Holder notifies the Transfer Agent that such certificates have been lost, stolen or destroyed and executes an agreement, in form and content, satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Notwithstanding the foregoing, in the event that the certificates evidencing the Series A Preferred Stock redeemed are not delivered to the Transfer Agent as provided in Section 5(b), the redemption of the Series A Preferred Stock pursuant to this Section 6(a) shall still be deemed effective as of the Date of Redemption Upon Receipt of Notice of Conversion.

                           (b)  Corporation's  Right to Redeem at its  Election.
Commencing 6 months after the Last Closing Date, the Corporation shall have the unconditional right, in its sole discretion, to redeem, at any time and from time to time, any or all of the Series A Preferred Stock; provided that, the Corporation shall only be entitled to redeem shares of Series A Preferred Stock with an aggregate Stated Value (as defined below) of at least Five Hundred Thousand Dollars ($500,000) on the first such redemption. If the Corporation elects to redeem some, but not all, of the Series A Preferred Stock, the
Corporation shall redeem a pro-rata amount from each Holder of Series A Preferred Stock. The Corporation shall effect each such redemption by giving at least 30 days prior written notice ("Notice of Redemption At Corporation's
Election") to (A) the Holders of Series A Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Corporation's register for the Series A Preferred Stock, and (B) the Transfer Agent, which Notice of Redemption At Corporation's Election shall be deemed to have been delivered three (3) business days after the Corporation's mailing (by overnight courier, with a copy by facsimile) of such Notice of Redemption At Corporation's Election. Such Notice of Redemption At Corporation's Election shall indicate the number of shares of Holder's Series A Preferred Stock that have been selected for redemption, the date which such redemption is to become effective ( the "Date of Redemption At Corporation's Election") and the applicable Redemption Price At Corporation's Election, as defined below. The Corporation shall not be entitled to send any Notice of Redemption At Corporation's Election and begin the redemption procedure unless it has (x) the full amount of the Redemption Price At Corporation's Election, in cash, available in a demand or other immediately available account in a bank or similar financial institution, or (y) immediately available credit facilities, in the full amount of the Redemption At Corporation's Election, with a bank or similar financial institution on the date the Notice of Redemption At Corporation's Election is delivered to the applicable Holder.

         For purposes hereof, "Stated Value" shall mean the Original Series A Issue Price of the shares of Series A Preferred Stock redeemed pursuant to this
Section 6(b), as defined in Section 4(a), together with the accrued but unpaid Premium (as defined in Section 4(a)) on such shares of Series A Preferred Stock, as of the Date of Redemption At Corporation's Election.

         The Redemption Price At Corporation's Election shall be calculated as 125% of Stated Value of the shares of Series A Preferred Stock redeemed pursuant to this Section 6(b).

         The Redemption Price At Corporation's Election shall be paid to the Holder of Series A Preferred Stock redeemed within 10 business days of the Date of Redemption At Corporation's Election; provided, however, that the Corporation shall not be obligated to deliver any portion of the Redemption Price At Corporation's Election unless either the certificates evidencing the Series A Preferred Stock redeemed are delivered to the Transfer Agent prior to the 10th business day following the Date of Redemption At Corporation's Election, or the Holder notifies the Transfer Agent that such certificates have been lost, stolen or destroyed and executes an agreement, in form and content, satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Notwithstanding the foregoing, in the event that the certificates evidencing the Series A Preferred Stock redeemed are not delivered to the Transfer Agent prior to the 10th business day following the Date of Redemption At Corporation's Election, the redemption of the Series A Preferred Stock pursuant to this Section 6(b) shall still be deemed effective as of the Date of Redemption At Corporation's Election and the Redemption Price At Corporation's Election shall be paid to the Holder of Series A Preferred Stock redeemed within 5 business days of the date the certificates evidencing the Series A Preferred Stock redeemed are actually delivered to the Transfer Agent.

                           (c)     Corporation's     Intention     to    Redeem.
Notwithstanding anything contained in this Certificate of Designations to the contrary, the Corporation intends to exercise its discretion to redeem shares of Series A Preferred Stock pursuant to Section 6(a) above in the event that the exercise of conversion rights by the Holders of the Preferred Stock pursuant to
Section 5(a) above or in the event of automatic conversion pursuant to Section 5(d) above would result in the issuance of greater than 800,000 shares of Common Stock in the aggregate pursuant to this Certificate of Designations, unless the Corporation has received an opinion from counsel that the issuance of such greater number of shares is in compliance with applicable Nasdaq requirements.

         Section 7.  Advance Notice of Intent to Redeem Upon  Conversion

                           (a) Holder's Right to Elect to Receive Notice of Cash
Redemption by Corporation. Holders of Series A Preferred Stock shall have the right to require Corporation to provide advance notice stating whether
Corporation will elect to redeem Holder's shares in cash, pursuant to Corporation's redemption rights discussed in Section 6(a).

                           (b) Mechanics of Holder's Election Notice. Holders of
Series A Preferred Stock shall send notice ("Election Notice") to Corporation and such other person(s) as the Corporation may designate, by facsimile, stating Holder's intention to require Corporation to disclose that if Holder were to exercise his, her or its right of conversion (pursuant to Section 5) whether Corporation would elect to redeem Holder's Series A Preferred Stock for cash in lieu of issuing Common Stock. Corporation is required to disclose to Holder what action Corporation would take over the subsequent 10 day period, including the date Corporation receives such Election Notice.

                           (c) Corporation's Response.  Corporation must respond
by the close of business on the second business day following receipt of Holder's Election Notice (1) via facsimile, and (2) via overnight courier. If Corporation does not respond to Holder within two (2) business days via facsimile and overnight courier, Corporation shall be required to issue to Holder Common Stock upon Holder's conversion of Holder's Series A Preferred Stock within the subsequent 10 day period.

         Section 8. Voting Rights. Except as otherwise required by the General Corporation Law of the State of Delaware ("Delaware Law"), the Holders of the Series A Preferred Stock shall have no voting power whatsoever, and no holder of Series A Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the stockholders thereof or be entitled to notification as to any meeting of the stockholders.

         To the extent that under Delaware Law the vote of the Holders of the Series A Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under Delaware Law) shall constitute the approval of such action by the class. To the extent that under Delaware Law the Holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to one vote. Holders of the Series A Preferred Stock shall be entitled to notice of all stockholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

         Section 9. Protective Provision. So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by Delaware Law) of the Holders of at least 66 2/3% of the then issued and outstanding shares of Series A Preferred Stock, alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the Series A Preferred Stock. In the event Holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, then the Corporation will deliver notice of such approved change to the Holders of the Series A Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of 30 days to convert pursuant to the terms of this Certificate of Designations prior to such alteration or change (notwithstanding the 45 day, 75 day, 105 day and 135 day holding requirements set forth in Section 5(a) hereof), or continue to hold their shares of Series A Preferred Stock; provided, however, that the Holders may not convert anytime on or before the fortieth (40th) day following the Last Closing Date.

         Section 10. Status of Redeemed or Converted Stock. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to
Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

         Section 11. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more series of Preferred Stock with dividend and/or liquidation preferences senior to, equal to or junior to the dividend and liquidation preferences of the Series A Preferred Stock.

         FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A Preferred Stock and fixing the relative rights, preferences and limitations thereof shall, upon the effective date of said Series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions of the Delaware Law.

         IN WITNESS WHEREOF, CerProbe Corporation has caused this Certificate of Designations, Preferences and Rights of Series A Preferred Stock to be duly executed by its President this 11 day of January, 1996.

                                  CERPROBE CORPORATION

                                  By:______________________________________
                                         C. Zane Close, President

                              NOTICE OF CONVERSION*

                    (To be Executed by the Registered Holder
               of Series A Preferred Stock of CerProbe Corporation
                in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert ___________ shares of Series A Preferred Stock of CerProbe Corporation (the "Corporation"), represented by stock certificate No(s). ______________________________________
(the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of the Corporation according to the conditions of the Certificate of Designations of Series A Preferred Stock, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged by the Corporation to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made in compliance with Regulation S, pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act") or pursuant to an exemption from registration under the Act.

                                  Date of Conversion: __________________________



                                  Applicable Conversion Price: _________________



                                  Signature: ___________________________________



                                  Name: ________________________________________


                                  Address: _____________________________________

                                  Fax Number: __________________________________


* No shares of Common Stock will be issued until the original Series A Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Transfer Agent pursuant to the provisions of the Certificates of Designations of Series A Preferred Stock.
                                  Page 12 of 12